NEWS RELEASE

FOR IMMEDIATE RELEASE                        Contact: Tim Quast
March 24, 2004                                        Investor Relations Manager
                                                      916-786-1799
                                                      t.quast@surewest.com


  SureWest Communications To Report Fourth Quarter and Full Year 2003 Financial
                           Results on March 29, 2004;
                        Also Announces Board Resignation

(ROSEVILLE, CALIFORNIA)--Integrated communications provider SureWest Communications (Nasdaq: SURW) will release financial results for the fourth quarter and full year ended December 31, 2003, before the market opens on Monday, March 29, 2004. The company will host a conference call and Webcast at 11:00 a.m., Eastern Standard Time to discuss the results.

Open to the public, the live Webcast will be available from the company's investor relations Web site at http://www.surw.com/ and via replay shortly after completion of the call. A telephone replay of the conference will also be available a short time after the conference call and will run through Friday, April 2, by dialing (888) 286-8010 and entering passcode 96733377.

In other news, the company announced that Chris L. Branscum has resigned from the Board of Directors effective immediately. Kirk Doyle, Chairman of the Board, remarked that, "Chris Branscum has provided five years of dedicated service since joining our Board in 1999. All of us at SureWest thank Chris for his commitment, particularly in the last number of months when our ongoing corporate treasury investigation and the many related matters have required an intensive commitment by Chris and all of our Board members."

About SureWest

With 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services. SureWest provides digital cable TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com

Safe Harbor Statement

Statements made on this conference call that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.


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